FOR IMMEDIATE RELEASE

ODIMO INCORPORATED SELECTS NEW INDEPENDENT AUDITORS

Rachlin Cohen & Holtz to Replace Deloitte & Touche

SUNRISE, Florida — September 2, 2005 — Odimo Incorporated (Nasdaq: ODMO) today announced that Rachlin Cohen & Holtz LLP, one of the largest independent accounting firms in the Southeast and the largest independent accounting firm in South Florida (“Rachlin”) has been selected to replace Deloitte & Touche LLP (“Deloitte”) as Odimo’s independent auditors, effective September 2, 2005. On August 31, 2005, Deloitte notified the management of Odimo and the Audit Committee that it had decided to resign as Odimo’s independent auditors.

In connection with Deloitte’s audits and any subsequent interim period through the date of Deloitte’s resignation, there were no disagreements between Deloitte and Odimo on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure or any other reportable events requiring disclosure in accordance with Item 304 of Regulation S-K. A copy of a letter from Deloitte agreeing with this is filed as an exhibit to Odimo’s Current Report on Form 8-K filed with the SEC on September 2, 2005.

“We appreciate Deloitte’s years of service to Odimo, especially the valuable assistance they provided during our initial public offering.” said Alan Lipton, Odimo’s President and Chief Executive Officer. “Like many other small companies, it makes sense for us to retain Rachlin, a large South Florida based audit firm with a structure and capability that’s better suited for a public company of our size.”

About Odimo

Odimo is an online retailer of current season high quality diamonds, fine jewelry, brand name watches and luxury goods. Odimo operates three websites, www.diamond.com, www.ashford.com and www.worldofwatches.com and seeks to create long-term relationships with its customers by offering a broad selection of appealing merchandise. Odimo’s websites collectively showcase over 2,000 watch styles; a large assortment of luxury goods, such as designer handbags and fashion accessories, fragrances and sunglasses; more than 25,000 independently certified diamonds; and a wide range of precious and semi-precious jewelry. Odimo sells brand name goods at discounts to suggested retail prices, and diamonds and fine jewelry at competitive prices. Odimo features many of the branded items available in leading department and specialty stores, as well as diamonds certified by the Gemological Institute of America (GIA). Odimo is headquartered in Sunrise, Florida.

Forward-Looking Statements

All statements made in this release, other than statements of historical fact, are or will be forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “will,” “would,” “should,” “guidance,” “potential,” “continue,” “project,” “forecast,” “confident,” “prospects,” and similar expressions typically are used to identify forward-looking statements. Forward-looking statements are based on the then-current expectations, beliefs, assumptions, estimates and forecasts about the business of Odimo and the industries and markets in which Odimo operates. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or implied by these forward-looking statements. Factors which may affect Odimo’s business, financial condition and operating results include the effects of changes in the economy, consumer spending, the financial markets, changes affecting the Internet and e-commerce, the ability of Odimo to develop and maintain relationships with suppliers, the ability of Odimo to timely and successfully develop, maintain and protect its technology, confidential information and product offerings and execute operationally and the ability of Odimo to attract and retain qualified personnel. More information about potential factors that could affect Odimo can be found in its reports and statements filed by Odimo with the SEC. Odimo expressly disclaims any intent or obligation to update these forward-looking statements, except as otherwise specifically stated by Odimo.

Contacts

At Odimo:	Investor Relations:
Amerisa Kornblum Chief Financial Officer (954) 835-2233 x1207	Allison Malkin/David Griffith Integrated Corporate Relations (203) 682-8225/(203) 682-8213